Exhibit 99.1

FOR OFFICIAL RELEASE
20808 State Highway 71 W Unit B
Spicewood, TX 78669 -6824

LOTTERY.COM, INC. NOMINATES WARREN MACAL TO ITS BOARD OF DIRECTORS

AUSTIN, Texas – April, 22, 2024 – Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company in the lottery and gaming sector, is pleased to announce the nomination of Warren Macal to its Board of Directors. Macal will be seated as a director at the Company’s next Board of Directors meeting following the successful completion of required background checks. Macal’s nomination follows the December 2023 $18 million investment commitment from Prosperity Investment Management (“PIM”), subject to due diligence. The investment commitment by PIM is aimed at accelerating Lottery.com’s strategic acquisitions and market development initiatives.

Warren Macal, currently the Managing Director at PIM and the head of its PIM Motorsport Investment Division, brings more than 15 years of extensive experience in wealth management and strategic financial planning. Specializing in the financial needs of high-net-worth individuals and professional athletes, particularly in the motorsports arena, Macal’s expertise will be invaluable as Lottery.com continues to expand its global reach and product offerings and develops its Sports.com brand, which aims to become the premier destination for sports entertainment, offering an unparalleled array of interactive and engaging sports content.

Matthew McGahan, CEO of Lottery.com, commented:

“Warren’s profound knowledge in wealth management and his strategic insight into the sports sector will provide a significant advantage to our board. His leadership at Prosperity Investment Management, particularly in maximizing sports-related opportunities, aligns perfectly with our vision for growth and innovation. This is particularly relevant as we roll out our Sports.com platform, which is designed to connect fans, athletes, and sports influencers in a unique digital ecosystem, making Sports.com the go-to destination for sports enthusiasts across the globe.”

“Warren’s nomination is part of a broader strategic synergy between Prosperity Investment Management and Lottery.com, which includes leveraging high-profile sports partnerships and expanding into new markets, particularly in the digital sports and gaming sectors.”

Warren Macal said:

“I am excited to accept the nomination to join the Board of Directors at Lottery.com and look forward to contributing to the Company’s vision. This partnership represents a unique opportunity to blend my skills in the worlds of investment and sports management, with digital gaming and content creation, delivering value for all stakeholders involved.”

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Lottery.com Contact: press@lottery.com

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players and commercial partners located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.